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                                                                    Exhibit 8.15


                                December 27, 1996


                       Nicholas-Applegate Investment Trust
                          600 West Broadway, 30th Floor
                          San Diego, California  92101


The Chase Manhattan Bank, N.A.
1211 Avenue of the Americas, 32nd Floor
New York, New York  10036
Attention: Global Custody Division


PNC Bank, National Association
Airport Business Center
International Court 2
200 Stevens Drive
Lester, Pennsylvania  19113

Ladies and Gentlemen:


          Reference is made to the Sub-Custodian Agreement dated as of April 1, 1993 among Nicholas-Applegate Investment Trust and you (the "Agreement").



          Pursuant to Appendix A to the Agreement, we wish to add the Large Cap Growth Fund and the Core Growth International Fund to the Agreement. Please indicate your acceptance of this addition by signing two copies of this letter below and returning them to us. Thank you for your assistance regarding this matter.


                                   Very truly yours,



                                   E. Blake Moore, Jr.
                                   Secretary


AGREED:


PNC BANK, NATIONAL ASSOCIATION


                                      C-21

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THE CHASE MANHATTAN BANK, N.A.



By:
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